                     R.H. PHILLIPS, INC.
                    26836 County Road 12A
                  Esparto, California 95627

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS:

The 2000 Annual Meeting of Shareholders of R.H. Phillips,
Inc. will be held on Tuesday, May 23, 2000, at 10:00 a.m.
at the R.H. Phillips Winery, located at 26836 County Road
12A, Esparto, California, for the following purposes:

      1. To elect directors, with the following persons to be presented at the meeting by the current Board of Directors for election to the Board of Directors:
                         John E. Giguiere
                         Karl E. Giguiere
                         Lane C. Giguiere
                         R. Ken Coit
                         Victor L. Motto.

      2. To consider and act upon the appointment of Ernst and Young LLP as the independent auditors of R.H. Phillips, Inc.

      3. To take action upon any other matters that may properly come before the meeting or any adjournments thereof.

The foregoing proposals are more fully described in the accompanying Proxy Statement to which your attention is invited.

In accordance with the Bylaws and the action of the Board of Directors, only shareholders of record at the close of business on April 5, 2000 are entitled to notice of and to vote at the meeting.
                          BY ORDER OF THE BOARD OF DIRECTORS

                          //s//Lane C. Giguiere
                          Lane C. Giguiere,
                          Secretary

April 17, 2000

                  R.H. PHILLIPS, INC.

                26836 County Road 12A
              Esparto, California 95627

                   PROXY STATEMENT

 For the Annual Meeting of Shareholders
  to be held on Tuesday, May 23, 2000

This Proxy Statement and the accompanying proxy are furnished to the shareholders of R.H. Phillips, Inc. (The
"Company") in connection with the solicitation of proxies by the Board of Directors for use at the 2000 Annual
Meeting of Shareholders (the "Annual Meeting"). The
Annual Meeting will be held on Tuesday, May 23, 2000, beginning at 10:00 a.m. at the Company's headquarters, located at 26836 County Road 12A, Esparto, California, and at any postponements or adjournments of the Annual
Meeting. The Annual Report of the Company for the year ended December 31, 1999, the Notice of Annual Meeting, this Proxy Statement and the enclosed proxy were initially mailed to the shareholders on or about April 21, 2000.
The enclosed proxy is being solicited by the Board of Directors of the Company.

The Company is paying all costs of preparing, assembling and mailing this Proxy Statement. The Company has made arrangement to forward copies of proxy materials to brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy soliciting material to the beneficial owners of the Common Stock of the Company at the Company's expense. In addition to the solicitation of proxies by mail, some of the officers, directors and regular employees of the Company may without additional compensation solicit proxies by telephone or personal interview. The Company will bear the costs of the solicitations.

Voting and Revocability of Proxies

Shareholders are encouraged to complete the enclosed proxy and return it to the Company as soon as possible.
Any person who completes the enclosed proxy may revoke it at any time prior to its exercise by delivering to the Secretary of the Company either a signed statement revoking the proxy or a properly executed proxy bearing a later date. A shareholder may also revoke a proxy by attending the Annual Meeting and voting his or her shares personally. Proxies that have been properly dated, signed and returned will be voted in accordance with the instructions given by the shareholder. If a proxy is signed and returned but no voting instructions are given, each valid proxy will be voted in the election of directors FOR those nominees presented by the Board of Directors, and FOR approval of Ernst and Young LLP as the independent auditors of the Company. Should any other business properly come before the Annual Meeting, the person or persons named as the proxy shall be allowed to vote on such matters as that person or those persons determine in his, her or their sole discretion.

Abstentions and broker non-votes will be counted as shares present or represented and entitled to vote for the purposes of determining whether a quorum exists at the
            Annual Meeting.

Shareholders of record as of the close of business on April 5, 2000 are entitled to notice of the Annual Meeting and to vote in person or by proxy. The Common Stock of the Company (the "Common Stock") is the only class of outstanding securities entitled to vote at the Annual
Meeting. As of the close of business on April 5, 2000, there were 6,695,331 shares of Common Stock outstanding and entitled to vote. The presence of a majority of the outstanding shares of Common Stock, either in person or by proxy, will constitute a quorum at the Annual Meeting.

           PROPOSAL NUMBER 1

         ELECTION OF DIRECTORS

The Company's Bylaws provide that the Board of Directors shall consist of between four and seven members, with the exact number of directors between four and seven to be determined by the Board of Directors.
The Board of Directors has set the number of directors at five, and there are currently five members of the Board of Directors.

Persons may be nominated for election to the Board of Directors by the shareholders upon the making of a proper motion at the Annual Meeting.

Five directors are to be elected at the Annual Meeting to serve until the following annual meeting of shareholders.
The Board of Directors will present at the Annual
Meeting for election and recommend a vote FOR the following nominees: John E. Giguiere, Karl E.
Giguiere, Lane C. Giguiere, R. Ken Coit and Victor L.
Motto. Each nominee was recommended unanimously by the Board of Directors for presentation to the shareholders for election at the Annual Meeting. Each nominee is currently a member of the Board of Directors.

Persons receiving a plurality of the votes cast at the Annual Meeting will be elected to the Board of Directors.
A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up the maximum number of directors to be chosen. Votes against any candidate and any shares not voted (such as by abstention or broker non-votes) will have no impact on the election of directors. All proxies will be voted FOR the election of each of these nominees unless authority to vote for the election of any nominee or nominees is withheld by the shareholder giving the proxy. If any nominee should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors does not believe that any nominee will decline to serve.

Shareholders are entitled to one vote for each share held; however, in the election of directors, each shareholder has cumulative voting rights if those rights are properly exercised at the Annual Meeting. If a shareholder wishes to vote shares cumulatively, that shareholder is entitled to as many votes as the number of shares held multiplied by the number of directors to be elected. Under cumulative voting, each shareholder may cast all of his or her votes for a single candidate or distribute those votes among any or all candidates he or she chooses. No shareholder will be entitled to cumulate votes for any candidate unless that candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the Annual Meeting of an intention to cumulate votes. If any shareholder has given such a notice, all shareholders may cumulate their votes for candidates who have been nominated. Shareholders will be given an opportunity to announce their intention to cumulate their votes prior to voting. Proxy holders are given discretionary authority to cumulate votes on shares for which they hold a proxy. Shareholders who do not wish to cumulate their votes in elections of directors will be entitled to cast one vote per share held for any candidate.

Background information with respect to the five nominees for election to the Board of Directors is set forth below.

   NOMINEES FOR ELECTION TO BOARD OF
               DIRECTORS

John E. Giguiere. John Giguiere is the Co-President,
Co-Chief Executive Officer and Chairman of the Board of
Directors of the Company, in which capacities he has served since the Company was incorporated in 1994.
Prior to that time, Mr. Giguiere was Co-President of R.H.
Phillips Partners, a limited partnership that operated the R.H. Phillips vineyard and winery business prior to its merger into the Company, from 1989 until 1994. Raised on the Giguiere family farm where the R.H. Phillips winery is located, John Giguiere has spent his entire professional life in agribusiness. Together with his brother, Karl
Giguiere, John Giguiere founded the R.H. Phillips vineyard and winery business in 1981. John Giguiere is the President of the R.H. Phillips Vineyard, Inc., the second largest shareholder of the Company, and he has managed the sales and marketing aspects of R.H. Phillips since
1983.  Mr. Giguiere attended Willamette University in
Salem, Oregon and California State University at San
Jose. He is 48 years old.

Karl E. Giguiere. Karl Giguiere is the Co-President, Co-
Chief Executive Officer and Vice-Chairman of the Board of Directors of the Company, in which capacities he has served since 1994. Karl Giguiere was the Co-President of R.H. Phillips Partners from 1989 through 1994. Mr.
Giguiere was also raised on the Giguiere family farm and has spent his entire career in agribusiness. He has managed the farming and vineyard operations of R.H.
Phillips since it was founded in 1981. Karl Giguiere is the President of RHP Vineyards, Inc., the largest shareholder of the Company. Karl graduated from California State
Polytechnic University with a B.A. in Agribusiness. He is
54 years old.

Lane C. Giguiere. Ms. Giguiere has served on the Board of Directors and has been Vice-President, Sales
Administration of the Company since its incorporation in 1994. She was Sales Administration Manager of R.H.
Phillips Partners beginning in 1989 and has managed sales of the R.H. Phillips vineyard and winery business since 1983. Ms. Giguiere attended California State
University at San Jose and California State University at
Chico. She is 46 years old.

R. Ken Coit. Mr. Coit was elected a director of the Company soon after its incorporation in 1994 and served on the limited partners' Advisory Committee of R.H.
Phillips Partners from 1989 through 1994. Mr. Coit is the owner of Coit Financial Group, a firm that specializes in real estate investments. Mr. Coit is also a licensed broker-dealer affiliated with Sequoia Equity Securities
Corporation of Walnut Creek, California and is a registered representative of American Investors Company of Hayward. Mr. Coit received an M.B.A. from Pepperdine University and a B.S. in Pharmacy from the University of Arizona. Mr. Coit is 56 years old.

Victor L. Motto. Mr. Motto was elected to the Board of Directors in June 1996. Mr. Motto is a founding partner of Motto, Kryla & Fischer LLP, an accounting and business consulting firm devoted exclusively to the wine industry. Mr. Motto is also partner of MKF Systems, a wine industry computer systems business. He serves as a director of Grgich Hills Cellars, Hanzell Vineyards, and S. Anderson Vineyard. He is also a director of the St. Helena Office Association and the Napa County Land Trust. Mr. Motto teaches university courses and is a frequent lecturer on wine industry issues. Mr. Motto is a Certified Public Accountant and received a B.A. in Business from the University of South Florida. He is 60 years old.

Directors are elected at annual meetings of the shareholders to terms that extend until the following annual meeting. Officers are appointed by, and serve at the discretion of, the Board of Directors.

The Board of Directors met five times in 1999. Each director has attended at least 75% of all meetings of the Board of Directors during such period as that director has been a member of the Board of Directors.

Victor Motto receives compensation of $1,000 per meeting plus travel expenses for attending meetings of the Board of Directors, and an annual retainer of $5,000. He also received options in 1997 to purchase 20,000 shares of Common Stock at a price equal to the fair market value of the Company's Common Stock on the date the option was granted. The total compensation paid Mr. Motto in 1999 for attending meetings of the Board of Directors was $5,000. R. Ken Coit receives compensation of $1,000 per meeting for attending meetings of the Board of Directors. He also received options in 1997 to purchase
20,000 shares of Common Stock at a price equal to the fair market value of the Company's Common Stock on the date the option was granted. Total compensation paid Mr.
Coit in 1999 for attending meetings of the Board of Directors was $3,000. No other members of the Board of Directors are currently compensated for attending meeting of the Board of Directors or Board Committees.

Under the terms of the Company's loan agreements with its major creditors, all principal and interest owing to that loan creditor shall be due, at the creditor's option, if John or Karl Giguiere, or both, cease to be members of the Board of Directors and officers of the Company or cease to be in control of the day-to-day management of Company operations.

Board Committees, Meetings

The Board of Directors has an Audit Committee, a
Compensation Committee and a Stock Option
Committee. The members of the committees are selected by the full Board of Directors and serve until they are replaced by the Board of Directors or until their earlier resignation or removal from such committee or the Board of Directors.

Audit Committee. The Board of Directors created the
Audit Committee in May 1996. The Audit Committee is to review the financial results of the Company with the Company's outside auditors and to discuss with the outside auditors the scope of the annual audit and the other services the Company's outside auditors are to perform. The members of the Audit Committee are John
Giguiere, Victor Motto and R. Ken Coit. The Audit
Committee met two times in 1999.

Compensation Committee. The Compensation
Committee was created in May 1996, at the same time as the Audit Committee. The Compensation Committee is to make recommendations concerning salaries and incentive compensation for the Company's officers and employees. The members of the Compensation
Committee are John Giguiere, Victor Motto and R. Ken
Coit. The Compensation Committee did not meet during the year.

Stock Option Committee. The Stock Option Committee was formed in July 1995, to administer the Company's
1995 Stock Option Plan. The Stock Option Committee consists of R. Ken Coit and Victor Motto. The Stock
Option Committee did not meet during the year.

Transactions Concerning Board of Directors

The Company is the holder of a promissory note payable by RHP Vineyards, Inc. The note evidences a loan to that corporation by R.H. Phillips Partners and the assumption in 1993 of payment obligations of certain persons to R.H.
Phillips Partners. The amount payable under the note as of December 31, 1999 was $221,352. Unpaid amounts under the note bear interest at a rate of 7% per annum.
The note and other obligations are payable in full on July
30, 2000. The Company is the holder of a promissory note payable by Karl Giguiere. The amount payable under the note as of December 31, 1999, was $6,839. The note bears interest at 7% per annum and is due on July 20, 2000.

The Board of Directors has adopted a policy pursuant to which all future material transactions and loans with affiliated parties will be made or entered into on terms no less favorable than those that can be obtained from unaffiliated third parties. All future material affiliated transactions and loans, and any forgiveness thereof, must be approved by a majority of independent outside members of the Board of Directors who do not have an interest in the transaction.

Relationships Between Directors and Executive
Officers

John and Karl Giguiere are brothers. John and Lane
Giguiere are husband and wife. There are no other familial relationships between the directors and executive officers of the Company.

Reports Under Section 16(a) of the Exchange Act.

The Company's officers, directors and principal shareholders are required to file with the Securities and Exchange Commission reports of their acquisitions and dispositions of equity securities of the Company. For the fiscal year ended December 31, 1999, the Company's officers, directors and principal shareholders filed all required reports on a timely basis.

         EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table provides certain summary financial information concerning compensation earned during the last three years by the two Co-Chief Executive Officers and two other highly compensated executive officers of the Company.

                    Summary Compensation Table
                                                                  Long Term
                                                                  Compensation
                                 Annual Compensation (1)            Awards
                     -----------------------------------------   ------------
                                                  Other Annual    Securities
Name and Principal                                   Compen-      Underling
   Position           Year  Salaries ($) Bonus($)  sation ($)     Options (#)
------------------    ----  ------------ -------- ------------    -----------
John Giguiere, Co-    1999   156,790         620   14,000 (2)             0
President, Co-Chief
Executive Officer     1998   153,300         686   16,034 (2)        75,000

                      1997   150,000      48,768   20,000 (2)             0

Karl Giguiere, Co-    1999   156,790         620    1,324                 0
President, Co-Chief
Executive Officer     1998   153,300         686    1,908            75,000

                      1997   150,000      48,768        0                 0

Michael Motroni,      1999   135,169      15,620    6,613                 0
Chief Financial
Officer               1998   128,718      24,686    5,752                 0

                      1997    74,840         662        0            50,000

Barry Bergman,        1999    90,417      25,620    5,839                 0
Winemaker
                      1998    82,500      45,686    4,121             5,000

                      1997    80,833      18,162        0             5,000

[FN]
(1) Includes amounts earned in the fiscal year even if deferred pursuant to the Company's 401(k) savings plan.

(2) Includes the fair rental value of the farmhouse located at the R.H. Phillips winery where John and Lane Giguiere reside on a rent-free basis. The Company estimates that the fair rental value of the housing is approximately
$14,000 per year.

Employment Agreements

In August 1999, the Company entered into an employment agreement with Patrick Kane, R.H Phillips' National Sales
Manager. The agreement provides that Mr. Kane receive annual compensation of $135,000, subject to a 4% increase on the anniversary date of the agreement. Mr.
Kane is also eligible for an annual bonus of up to 20% of his annual compensation. In addition, on each of the first and second anniversary of the employment agreement, Mr. Kane shall be granted an option to purchase 15,000 shares of the Company's common stock. The employment agreement expires on February 1, 2002.

The employment agreement provides that R.H. Phillips may terminate Mr. Kane's employment at any time upon granting notice to Mr. Kane, and that Mr. Kane may resign for good reason prior to the agreement's expiration date.
If R.H. Phillips terminates Mr. Kane's employment other than for cause, or if Mr. Kane terminates his employment for good reason, R.H. Phillips shall continue to pay Mr.
Kane's salary and health insurance benefits through the end of the agreement, subject to reduction in the event Mr.
Kane obtains other employment during the period in which severance payments are made.

Aggregated Option Exercises in Last Fiscal Year and
          FY-End Option Values

The following table provides information with respect to the Named Executive Officers concerning unexercised options held as of December 31, 1999.

                                                 Number of      Value of
                                                 Securities   Unexercised
                                                 Underlying   In-the-Money
                                                Unexercised      Options
                                                 Options At     at Fiscal
                                              Fiscal Year End  Year End (1)
                                              --------------- -------------
                 Shares
               Acquired on                      Exercisable /  Exercisable /
    Name      Exercise (#)   Value Realized    Unexercisable  Unexercisable
-----------------------------------------------------------------------------
John Giguiere     ----            ----           129,480         $0.00 (2)
                                                 129,480         $0.00 (2)

Karl Giguiere     ----            ----           156,720         $0.00 (2)
                                                 156,720         $0.00 (2)

Michael Motroni   ----            ----            25,000         $0.00 (2)
                                                  25,000         $0.00 (2)

Barry Bergman     ----            ----            44,610         $0.00 (2)
                                                   6,250         $0.00 (2)

[FN]
(1) Based upon the closing price of the Common Stock on December 31, 1999, as reported by the NASDAQ
    National Market ($2.625 per share).

(2) The closing price of the Common Stock on December
    31, 1999 was below the exercise price per share.

      SECURITIES OWNERSHIP OF MANAGEMENT AND
            CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of Common Stock of the Company as of March 15, 1999, by each director, by each executive officer shown in the Summary Compensation Table (see "Executive
Compensation"), by all directors and officers as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding voting securities of the Company.

Name and Address of                                 Shares     Approximate
Beneficial Owner (1)          Position           Beneficially    Percent
                                                     Owned        Owned
---------------------------------------------------------------------------
John E. Giguiere (2)(3)   Co-President, Co-Chief   1,775,044       25.8
26836 County Road 12A     Executive Officer,
Esparto, CA 95627         Chairman of the Board,
                          Director

Karl E. Giguiere (2)(4)   Co-President, Co-Chief   1,736,596       25.3
26836 County Road 12A     Executive Officer,
Esparto, CA 95627         Chairman of the Board,
                          Director


Lane C. Giguiere (2)(5)   Vice-President,          1,775,044       25.8
26836 County Road 12A     Director
Esparto, CA 95627

R. Ken Coit (6)           Director                   321,746        4.8
1655 North Main Street
Suite 270
Walnut Creek, CA 94596

Victor L Motto (7)        Director                    22,000         *
899 Adams Street
St. Helena, CA 94574

Michael Motroni (9)       Chief Financial             25,000         *
26836 County Road 12A     Officer
Esparto, CA 95627

Barry Bergman (8)         Winemaker                   46,860         *
26836 County Road 12A
Esparto, CA 95627

All Executive Officers and                         2,388,230       33.3
Directors as a group (9)

John Hancock Mutual Life                           1,772,750       21.4
Insurance Company (10)
200 Clarendon Street
Boston, MA 02117
                                                     865,773       12.9
RHP Vineyards, Inc.
26836 County Road 12A
Esparto, CA 95627 (11)
                                                     714,103       10.7
R.H. Phillips Vineyard, Inc.
26836 County Road 12A
Esparto, CA 95627 (11)

[FN]
*Less than 1%

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
Percentages are based on 6,695,331 shares of Common
Stock outstanding on March 15, 2000, adjusted as required by the rules of the Commission.

(2) Includes 865,773 shares of Common Stock owned by
RHP Vineyards, Inc. and 714,103 shares of Common
Stock owned by R.H. Phillips Vineyard, Inc. John and Karl Giguiere each own 33.33% of the outstanding stock of RHP Vineyards, Inc., constitute two of the three members of the Board of Directors, and are the Secretary and President, respectively, of that corporation. John and Karl Giguiere also own a majority of the outstanding shares of R.H. Phillips Vineyard, Inc., constitute two of the three members of the Board of Directors and serve as the President and Secretary, respectively, of that corporation. Because they share majority ownership of the stock of those corporations and constitute a majority of those corporations' directors, John and Karl Giguiere may be deemed beneficial owners of the shares held by those two corporations.

(3) Includes 16,552 shares held as joint tenants with Lane
Giguiere, a warrant to purchase 8,276 shares which Mr.
Giguiere holds as joint tenants with Lane Giguiere, 40,860 shares subject to that portion of a stock option held by Lane Giguiere which is exercisable within 60 days of March 15, 2000, and 129,480 shares subject to that portion of a stock option held by Mr. Giguiere which is exercisable within 60 days of March 15, 2000.

(4) Includes 156,720 shares subject to that portion of a stock option which is exercisable within 60 days of March
15, 2000.

(5) Includes 16,552 shares held as joint tenants with John
Giguiere, a warrant to purchase 8,276 shares which she holds as joint tenants with John Giguiere, 129,480 shares subject to that portion of a stock option held by John
Giguiere exercisable within 60 days of March 15, 2000, and 40,860 shares subject to that portion of a stock option held by Ms. Giguiere exercisable within 60 days of March
15, 2000.

(6) Mr. Coit holds 254,058 shares as a joint tenant with Donna Coit, his wife, and 47,688 shares are held individually by Mr. Coit. Also includes 20,000 shares subject to that portion of a stock option exercisable within 60 days of March 15, 2000.

(7) Includes 20,000 shares subject to that portion of a stock option which is exercisable within 60 days of March
15, 2000.

(8) Includes 45,860 shares subject to that portion of a stock option which is exercisable within 60 days of March
15, 2000.

(9) Includes shares purchasable upon exercise of stock options within 60 days of March 15, 2000.

(10) Includes 1,346,788 shares of Common Stock purchasable at $3.90 per share under the terms of stock purchase warrants. The warrants are presently exercisable and expire on March 27, 2006.

(11) John and Karl Giguiere own a majority of the outstanding shares of RHP Vineyards, Inc. and R.H.
Phillips Vineyard, Inc. and constitute a majority of those corporations' boards of directors. See footnote 2 above.

               PROPOSAL NUMBER 2

        APPROVAL OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst and Young LLP
("Ernst and Young") as the independent auditors for the Company for the fiscal year ending December 31, 2000.
Ernst and Young has audited the Company's annual financial statements for the fiscal years ended December
31, 1998 and 1999.

It is anticipated that representatives from Ernst and Young will be present at the Annual Meeting. If representatives are present, they will be provided an opportunity to make a statement should they wish to do so and to respond to appropriate questions.

The Board of Directors recommends a vote "FOR" approval of Ernst and Young as the Company's independent auditors for the fiscal year ending December
31, 2000. Confirmation will require the affirmative vote by holders of a majority of shares present or represented by proxy and entitled to vote on the matter. In the event that confirmation fails to receive the majority vote, the Board of Directors will reconsider its selection.

     SUBMISSION OF SHAREHOLDER PROPOSALS FOR
       2001 ANNUAL MEETING OF SHAREHOLDERS

The 2001 Annual Meeting of Shareholders has been scheduled to take place on May 22, 2001. Shareholder proposals for presentation at that meeting must be received by the Company by no later than January 22, 2001.

             OTHER BUSINESS

     It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on that business or any matters dealing with the conduct of the Annual Meeting pursuant to the discretionary authority granted in the proxy.

          By Order of the Board of Directors

          //s//Lane C. Giguiere
          Lane C. Giguiere,
          Secretary

April 17, 2000

Upon written request of any person whose proxy is being solicited hereby, the Company will provide without charge a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, which was filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the financial statements and schedules thereto, but without exhibits. All such requests may be directed to: Michael J. Motroni, Chief Financial Officer, R.H. Phillips, Inc. 26836 County
Road 12A, Esparto, California 95627.